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                                                                   EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Blue Rhino Corporation for the registration of 1,372,071 shares of its common stock and to the incorporation by reference therein of our report dated March 14, 2001, with respect to the financial statements of R4 Technical Center - North Carolina, LLC for the period from April 28, 2000 (date of inception) to December 31, 2000, included in Form 10-K/A of Blue Rhino Corporation for the year ended July 31, 2001, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
                                             ----------------------------------


Greensboro, North Carolina
July 17, 2002


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